Exhibit 99.1

Fairchild Semiconductor Reports Results for the Second Quarter of 2005

•	Distribution Inventories Decrease More Than 2 Weeks on Stronger Re-Sales

•	Record Bookings for Analog Switches

•	Cash from Operations Improves to $56.7 million

Fairchild Semiconductor (NYSE: FCS), the leading global supplier of power semiconductors, today announced results for the second quarter ended June 26, 2005. Fairchild reported second quarter sales of $346.0 million, a 4.6% decrease from the prior quarter and 16.5% lower than the second quarter of 2004.

Fairchild reported a second quarter net loss of $205.3 million or $1.71 per share compared to a net loss of $10.4 million or $0.09 per share in the prior quarter and net income of $17.0 million or $0.14 per diluted share in the second quarter of 2004. Included in the loss was a $195.3 million non-cash charge related to the reserve of deferred tax assets required under Statement of Financial Accounting Standards (SFAS) No. 109, “Accounting for Income Taxes,” which is discussed in more detail below. Also included in the loss were $3.9 million of restructuring expenses in the second quarter related to employee severance and certain asset impairments. Gross margin was 19.9%, 320 basis points lower sequentially and 940 basis points lower than the second quarter of 2004.

Fairchild reported a second quarter pro forma net loss of $2.2 million or $0.02 per share, compared to pro forma net income of $12.5 million or $0.10 per diluted share in the prior quarter and $31.7 million or $0.26 per diluted share in the second quarter of 2004. The pro forma net income (loss) excludes amortization of acquisition-related intangibles, restructuring and impairments, expenses associated with debt reduction, the non-cash charge to reserve the deferred tax asset, and other items.

“Despite the short term financial results, we made excellent progress during the second quarter as we strengthened the management team, increased our focus on the analog business, improved our mix management process, and moved to a sell-through management approach for distribution,” said Mark Thompson, Fairchild’s president and CEO. “We’ve made a number of changes to our management team including bringing in four senior managers to bolster our efforts in analog product development as well as strengthening our marketing and sales efforts in Korea. Our product lines are engaged in a thorough analysis of our business to identify products that do not currently meet our margin targets and to develop plans to either improve margins or exit/divest these products. The results this quarter of our increased focus on distribution are very encouraging as re-sales were up an estimated 12% sequentially. Stronger re-sales coupled with lower sales into distribution drove more than a two week reduction in channel inventory. I’m confident that the changes we’re making to accelerate our analog business, get closer to our end customers especially in the distribution channel, and rationalize our product mix to focus on higher quality business will allow us to strongly improve margins and profitability in the future.

End Markets and New Products

“Order rates were strongest in the consumer and handset markets,” explained Thompson. “We saw particular strength for products supporting the television end market as well as much stronger demand in the white goods segment where our Smart Power Module (SPM™) business continues to win new designs. Demand for products supporting the handset market was up more than 50% over the last two quarters in part driven by our strength in low power switches and our fast growing analog switch business which recorded record bookings, up more than 100% from the prior quarter. We’re also seeing significant design-in activity for our new, proprietary µSerDes™ products that enable handset manufacturers to better manage the signal flow in clamshell phones while reducing component count and costs. Our most significant design win to date came this quarter when one of our largest customers selected our µSerDes™ solution for use in their latest generation of handsets.

Second Quarter Financials

“We believe that we’ve turned the corner on distribution inventories and that the channel is now better positioned to take advantage of the typically stronger seasonal demand in the late summer and fall,” said Matt Towse, Fairchild’s senior vice president and chief financial officer. “The volume incentives to increase re-sales and to reduce slow moving inventory are in place and we expect to see the results of these programs in the second half of this year.

“Gross margins were 19.9% in the second quarter,” stated Towse. “Margins were impacted primarily by our efforts to reduce channel and internal inventories which resulted in lower factory loadings and on-going pricing pressure on standard products and low power switches as well as certain analog products.

“We solidly improved our balance sheet and cash flow from the prior quarter,” said Towse. “We reduced our internal inventories more than 5% resulting in higher turns, improved our days of sales outstanding, and grew our cash and marketable securities nearly $30 million from the first quarter. We also increased our cash flow from operations to $56.7 million in the second quarter.

“During our recent analyst’s day, we presented our new capital expenditure model of 6 — 8 % of sales, down from our historical average of about 11%,” stated Towse. “Our capital spending in the second quarter was $26.2 million and we forecast this amount to decrease significantly in the second half of this year resulting in our annual capital spending being well within our new model.

Third Quarter Guidance

“In the third quarter, we expect revenue to be approximately flat and gross margins to be flat to slightly higher sequentially,” said Towse. “Our backlog and lead times entering the seasonally slower summer months were lower than a quarter ago. Our lead times are now in the 5 — 7 week range, allowing us to fill a higher amount of turns business, which are orders booked and shipped within the third quarter. We plan to continue our efforts to tightly manage factory loadings as inventories in the channel are further reduced.

“During the second quarter we completed an analysis of asset depreciable lives and, effective in the third quarter, we’re adjusting the useful life assumptions for many types of equipment to better align our depreciation schedules to the actual longer life we have experienced in recent years and to be more consistent with industry norms,” explained Towse. “We expect the gross margin impact of this increase in useful lives will be small in the third quarter, and then starting in the fourth quarter we anticipate that the lower depreciation expenses will have a very positive impact on gross margins. In addition, we anticipate that our reduced capital expenditure model of 6 — 8% of sales will allow us to maintain lower depreciation expenses over the long term.

“I’m pleased with the results of our efforts so far to reduce inventories and lower capital spending going forward, but there is still much work ahead of us,” said Towse. “We’re doing in-depth reviews of our manufacturing capabilities and our product portfolio in order to increase return on capital, optimize product mix, and improve the overall quality of our business. As we identify and execute on plans to exit certain products, we may be required to take charges over the next couple of quarters for potential returns or to adjust the carrying value of our inventory for these products. Ultimately, we expect these product management and operational actions will improve our on-going gross margins. We are committed to meeting the goals we set during our recent analyst’s day, to hit 30% gross margins at the current sell-through sales levels and to achieve mid-30% gross margins within 2 years.”

Note on the Non-Cash Charge Related to SFAS 109

In accordance with the Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes”, Fairchild recorded a non-cash charge of $195.3 million to reserve its deferred tax asset (DTA). This standard requires companies to weigh positive and negative evidence when determining the necessity for a valuation allowance on its DTA and in particular, requires that “...greater weight be given to previous cumulative losses than the outlook for future profitability when determining whether deferred tax assets can be used.” Fairchild has had cumulative losses in the U.S. in recent years primarily due to previously higher interest expenses from its U.S. debt and is now expecting an additional year of U.S. losses in 2005. Under Fairchild’s evaluation of SFAS 109 requirements, the evidence of these cumulative losses outweighs any expectations of future profits when valuing the DTA. As a result, the deferred tax assets are required to be reserved.

It is important to note that reserving the DTA was a non-cash charge taken to conform to GAAP, and in no way reflects reduced confidence in Fairchild’s future prospects. The company expects it is likely that it will use all of its U.S. deferred tax assets before their expiration dates that range from 2018 to 2025. Should Fairchild record sufficient profits in the U.S. in the future, it can reverse, partially or totally, this reserve against its DTA and use this asset to offset all or part of the future income tax expenses on these profits. Until that time, Fairchild will continue to provide pro forma financial results with a normalized tax rate.

Special Note on Pro Forma Statements

This press release is accompanied by statements of operations prepared in accordance with generally accepted accounting principles (GAAP), pro forma statements of operations (which exclude expenses for amortization of acquisition-related intangibles, restructuring and impairments, expenses associated with debt reduction, the non-cash charge to reserve the deferred tax asset, and other items), and a reconciliation from GAAP to pro forma results. Pro forma results are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. Fairchild presents the pro forma consolidated statement of operations because its management uses it as an additional measure of the company’s operating performance, and management believes pro forma financial information is useful to investors because it illuminates underlying operational trends by excluding significant non-recurring or otherwise unusual transactions. Fairchild’s criteria for determining pro forma results may differ from methods used by other companies, and should not be regarded as a replacement for corresponding GAAP measures.

Special Note on Forward Looking Statements:

Some of the paragraphs above contain forward-looking statements that are based on management’s assumptions and expectations and that involve risk and uncertainty. Other forward-looking statements may also be found in this news release. Forward-looking statements usually, but do not always, contain forward-looking terminology such as “we believe,” “we expect,” or “we anticipate,” or refer to management’s expectations about Fairchild’s future performance. Many factors could cause actual results to differ materially from those expressed in forward-looking statements. Among these factors are the following: changes in overall global or regional economic conditions; changes in demand for our products; changes in inventories at our customers and distributors; technological and product development risks, including the risks of failing to maintain the right to use some technologies or failing to adequately protect our own intellectual property against misappropriation or infringement; availability of manufacturing capacity; the risk of production delays; availability of raw materials; competitors’ actions; loss of key customers, including but not limited to distributors; the inability to attract and retain key management and other employees; order cancellations or reduced bookings; changes in manufacturing yields or output; risks related to warranty and product liability claims; risks inherent in doing business internationally; regulatory risks and significant litigation. These and other risk factors are discussed in the company’s quarterly and annual reports filed with the Securities and Exchange Commission (SEC) and available at the Investor Relations section of Fairchild Semiconductor’s web site at investor.fairchildsemi.com or the SEC’s web site at www.sec.gov.

Fairchild Semiconductor International, Inc.
Consolidated Statements of Operations
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 26,	March 27,	June 27,	June 26,	June 27,
	2005	2005	2004	2005	2004
Total revenue	$346.0	$362.8	$414.3	$708.8	$814.0
Cost of sales	277.1	279.0	292.9	556.1	587.3

Gross profit	68.9	83.8	121.4	152.7	226.7

Operating expenses:
Research and development	19.5	19.0	21.0	38.5	41.7
Selling, general and administrative	47.5	47.4	44.1	94.9	85.8
Amortization of acquisition-related intangibles	6.1	6.1	6.2	12.2	13.8
Restructuring and impairments	3.9	4.1	4.4	8.0	8.2
Reserve for potential settlement losses	—	—	11.0	—	11.0

Total operating expenses	77.0	76.6	86.7	153.6	160.5

Operating income (loss)	(8.1)	7.2	34.7	(0.9)	66.2
Interest expense, net	5.9	10.1	14.1	16.0	27.3
Other expense	—	23.9	—	23.9	—

Income (loss) before income taxes	(14.0)	(26.8)	20.6	(40.8)	38.9

Provision (benefit) for income taxes	191.3	(16.4)	3.6	(174.9)	8.9

Net income (loss)	$(205.3)	$(10.4)	$17.0	$(215.7)	$30.0

Net income (loss) per common share:
Basic	$(1.71)	$(0.09)	$0.14	$(1.80)	$0.25

Diluted	$(1.71)	$(0.09)	$0.14	$(1.80)	$0.24

Weighted average common shares:
Basic	119.8	119.6	119.3	119.8	119.3

Diluted	119.8	119.6	124.0	119.8	124.8

Fairchild Semiconductor International, Inc.
Reconciliation of Net Income (Loss) To Pro
Forma Net Income (Loss)
(In millions)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 26,	March 27,	June 27,	June 26,	June 27,
	2005	2005	2004	2005	2004
Net income (loss)	$(205.3)	$(10.4)	$17.0	$(215.7)	$30.0
Adjustments to reconcile net income (loss) to pro forma net income (loss):
Restructuring and impairments	3.9	4.1	4.4	8.0	8.2
Distributor sales reserves associated with restructuring	—	—	—	—	(1.9)
Inventory charge associated with restructuring	—	—	—	—	0.9
Costs associated with the redemption of 10 1/2% Notes	—	23.9	—	23.9	—
Reserve for potential settlement losses	—	—	11.0	—	11.0
Amortization of acquisition-related intangibles	6.1	6.1	6.2	12.2	13.8
Associated tax effects	(2.2)	(11.2)	(6.9)	(13.4)	(8.9)
Reserve for deferred tax asset	195.3	—	—	195.3	—

Pro forma net income (loss)	$(2.2)	$12.5	$31.7	$10.3	$53.1

Fairchild Semiconductor International, Inc.
Pro Forma Consolidated Statements of Operations
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 26,	March 27,	June 27,	June 26,	June 27,
	2005	2005	2004	2005	2004
Pro forma total revenue	$346.0	$362.8	$414.3	$708.8	$812.1
Pro forma cost of sales	277.1	279.0	292.9	556.1	586.4

Pro forma gross profit	68.9	83.8	121.4	152.7	225.7

Operating expenses:
Research and development	19.5	19.0	21.0	38.5	41.7
Selling, general and administrative	47.5	47.4	44.1	94.9	85.8

Total pro forma operating expenses	67.0	66.4	65.1	133.4	127.5

Pro forma operating income	1.9	17.4	56.3	19.3	98.2
Interest expense, net	5.9	10.1	14.1	16.0	27.3

Pro forma income (loss) before income taxes	(4.0)	7.3	42.2	3.3	70.9
Pro forma provision (benefit) for income taxes	(1.8)	(5.2)	10.5	(7.0)	17.8

Pro forma net income (loss)	$(2.2)	$12.5	$31.7	$10.3	$53.1

Pro forma net income (loss) per common share:
Basic	$(0.02)	$0.10	$0.27	$0.09	$0.45

Diluted	$(0.02)	$0.10	$0.26	$0.08	$0.43

Weighted average common shares:
Basic	119.8	119.6	119.3	119.8	119.3

Diluted (1)	119.8	122.4	130.7	122.2	131.5

Pro forma consolidated statement of operations is presented because we use it as an additional measure of our operating performance. Pro forma net income (loss) and pro forma net income (loss) per share should not be considered as alternatives to net income (loss), net income (loss) per share or other measures of consolidated operations and cash flow data prepared in accordance with accounting principles generally accepted in the United States of America, as indicators of our operating performance, or as alternatives to cash flow as a measure of liquidity.

Pro forma consolidated statements of operations are intended to present the company’s operating results, excluding items described above, for the periods presented. During the three and six months ended June 26, 2005 and June 27, 2004 and the three months ended March 27, 2005, the items included restructuring and impairment charges and amortization of acquisition-related intangibles. The six months ended June 27, 2004 also includes distributor sales reserves associated with restructuring, inventory charges associated with restructuring and a reserve for potential settlement losses. The three months ended March 27, 2005 and the six months ended June 26, 2005 includes charges associated with the redemption of 10 1/2% notes. The three and six months ended June 26, 2005 also includes a charge for a reserve of deferred tax assets. The three and six months ended June 27, 2004 includes a reserve for potential settlement losses.

(1)	The diluted proforma net income per common share calculation for the three and six months ended June 27, 2004 includes a reduction of $1.7 million and $3.4 million, respectively, in interest expense, net of tax, as if the company’s 5.0% convertible senior subordinated notes had been converted as of the beginning of the period presented. Accordingly, the diluted weighted average common shares for the three and six months ended June 27, 2004 includes 6.7 million of common stock equivalents.

Fairchild Semiconductor International, Inc.
Consolidated Balance Sheets
(In millions)
(Unaudited)

	June 26,	March 27,	December 26,
	2005	2005	2004

ASSETS

Current assets:
Cash and cash equivalents	$193.8	$179.5	$146.3
Short-term marketable securities	172.7	149.3	422.1
Receivables, net	143.2	162.7	154.0
Inventories	243.4	256.9	253.9
Other current assets	28.3	48.2	56.1

Total current assets	781.4	796.6	1,032.4

Property, plant and equipment, net	644.3	657.0	664.1
Intangible assets, net	139.4	145.5	151.6
Goodwill	229.9	229.9	229.9
Long-term marketable securities	95.0	103.4	124.0
Other assets	37.2	180.9	174.5

Total assets	$1,927.2	$2,113.3	$2,376.5

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$4.8	$4.8	$3.3
Accounts payable	100.2	105.4	118.2
Accrued expenses and other current liabilities	112.8	113.8	165.1

Total current liabilities	217.8	224.0	286.6

Long-term debt, less current portion	646.2	647.4	845.2
Other liabilities	40.9	15.7	15.6

Total liabilities	904.9	887.1	1,147.4

Total stockholders’ equity	1,022.3	1,226.2	1,229.1

Total liabilities and stockholders’ equity	$1,927.2	$2,113.3	$2,376.5

Fairchild Semiconductor International, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
(Unaudited)

	Six Months Ended
	June 26,	June 27,
	2005	2004
Cash flows from operating activities:
Net income (loss)	$(215.7)	$30.0
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	88.6	87.5
Non-cash restructuring and impairments expense	2.1	—
Deferred income taxes, net	175.5	4.0
Other	10.8	1.1
Changes in operating assets and liabilities, net of acquisitions	(37.6)	(4.6)

Cash provided by operating activities	23.7	118.0

Cash flows from investing activities:
Capital expenditures	(55.7)	(90.2)
Purchase of marketable securities	(401.4)	(540.9)
Sale of marketable securities	663.2	406.9
Maturity of marketable securities	15.5	49.2
Other	(1.0)	1.0

Cash provided by (used in) investing activities	220.6	(174.0)

Cash flows from financing activities:
Repayment of long-term debt	(352.0)	(1.7)
Issuance of long-term debt	154.5	—
Proceeds from issuance of common stock and from exercise of stock options, net	5.7	18.8
Other	(5.0)	(4.6)

Cash provided by (used in) financing activities	(196.8)	12.5

Net change in cash and cash equivalents	47.5	(43.5)
Cash and cash equivalents at beginning of period	146.3	169.5

Cash and cash equivalents at end of period	$193.8	$126.0